Exhibit 10.9

                                 LEASE AGREEMENT


THIS LEASE AGREEMENT, effective as of the 1st day of December, 1994 by and between D&D DEVELOPMENT CO., an Arizona general partnership, hereinafter referred to as "Landlord", and THE ANTIGUA GROUP, INC., a Nevada corporation, hereinafter referred to as "Tenant";

                                   WITNESSETH:

         1. PREMISES. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord the property consisting of a one-story building containing 42,532 square feet of space together with various landscaped and parking areas all of which is situated within the County of Maricopa, State of Arizona, legally described as Lots 26, 27 and 28, McCormick Ranch Industrial Center Unit II, according to Book 277 of Maps, Page 36, records of Maricopa County, Arizona, and more commonly known as 9319 North 94th Way, Scottsdale, Arizona (the "Premises"), together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease.

                  A. TERM. Subject to Tenant's right to extend the term set forth herein the term of this Lease shall commence on the commencement date hereinafter set forth and shall end on the last day of the month that is twenty-four (24) months after the commencement date.

                  B. COMMENCEMENT DATE. The commencement date shall be December 1, 1994.

                  C. OPTIONS. Upon the expiration of this Lease, Tenant shall have the option to extend the term for an additional twelve (12) months (the "First Extension"). Upon the expiration of the First Extension, Tenant shall have the option to extend the term for an additional twelve (12) months (the "Second Extension"). Upon the expiration of the Second Extension, Tenant shall have the option to extend the term an additional twelve (12) months (the "Final Extension"). The First Extension, Second Extension and Final Extension will be referred to herein collectively as the "Extensions". Tenant may exercise the Extensions by giving notice to the Landlord before the end of the terms set forth herein. If exercised, the Extensions will not effect the base rent or obligations of Tenant under the Lease and the rent for the Premises shall remain unchanged.

                  D. EXISTING BUILDING. Tenant acknowledges that (i) it has inspected and accepts the Premises, (ii) the buildings and improvements comprising the same are presently suitable for the purpose for which the Premises are leased, (iii) the Premises are
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presently in good and satisfactory condition,  and (iv) no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord (unless otherwise expressly set forth in this Lease).

         2. BASE RENT. Tenant agrees to pay to Landlord rent for the Premises, in advance, at the rate of Nineteen Thousand One Hundred Thirty-Nine and 40/100 Dollars ($19,139.40) per month [forty-five cents (45(cent)) per square foot per month] during the term hereof.

         3. TAXES. Tenant agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against the Premises. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises by Tenant.

         4. TENANT IMPROVEMENTS. Landlord agrees to pay for the completion of improvements to the Premises as may be required by Tenant at any time and/or from time to time, in an amount not to exceed $10,000 in the aggregate. Contemporaneously herewith Tenant has completed improvements to the Premises at a cost in excess of $10,000 and has provided to Landlord invoices in support of such expenditures. Consequently, upon the execution hereof, Landlord shall pay to Tenant the sum of $10,000 in satisfaction of Landlord's obligations hereunder.

         5. TENANT'S REPAIRS. Tenant, at its own cost and expense, shall (i) maintain all parts of the Premises, landscape and grounds surrounding the Premises in good condition, (ii) promptly make all necessary repairs and replacements, and (iii) keep the parking areas, driveways and alleys surrounding the Premises in a reasonably clean and sanitary condition.

         6. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed by Landlord. Tenant, at its own cost and expense, may erect upon the Premises such shelves, bins, machinery and trade fixtures as it desires for Tenant's business. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease.

         7. SIGNS. Any signage Tenant desires for the Premises shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed by Landlord. Tenant shall, to Landlord's reasonable satisfaction, repair, paint, and/or replace the building facia surface to which its signs are attached upon vacation of the Premises, or the removal or alteration of its signage.

         8. PARKING. Tenant shall be entitled to park in those areas
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designated for parking.

         9. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges, refuse and trash collection, and other utilities and services used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Tenant's use of the Premises, and any maintenance charges for utilities.

         10. INSURANCE.

                  A. Tenant shall maintain insurance covering the buildings situated on the Premises for the full "replacement cost" thereof, except for a commercially reasonable deductible, insuring against the perils of fire, lightning, extended coverage, vandalism and malicious mischief.

                  B. Tenant, at its own expense, shall maintain during the term of this Lease a policy or policies of worker's compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Five Hundred Thousand Dollars ($500,000.00) for property damage and One Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Tenant, at its own expense, also shall maintain during the term of this Lease, fire and extended coverage insurance covering the replacement cost of (i) all alterations, additions, partitions and improvements installed or placed on the Premises by Tenant or by Landlord on behalf of Tenant and (ii) all of Tenant's personal property contained within the Premises. Said policies shall (i) name Landlord as an additional insured and insure Landlord's contingent liability under this Lease (except for the worker's compensation policy, which instead shall include waiver of subrogation endorsement in favor of Landlord), and (ii) be issued by an insurance company which is approved by Landlord, which approval shall not be unreasonably withheld or delayed.

         11. FIRE AND CASUALTY DAMAGE.

                  A. If the Premises should be damaged or destroyed by fire or other peril, Tenant immediately shall give written notice to Landlord. If the Premises should be totally destroyed by any peril covered by insurance or if they should be so damaged thereby that rebuilding or repairs cannot be completed within sixty (60) days after the date of such damage, Tenant shall have the right to terminate this Lease and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

                  B. If the Premises should be damaged by any peril covered by insurance and rebuilding or repairs can be within sixty
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(60) days after the date of such  damage,  this Lease shall not  terminate,  and
Landlord shall restore the Premises to its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in, or about the Premises or for the benefit of, or by or for Tenant. If such repairs and rebuilding have not been completed within sixty (60) days after the date of such damage Tenant may (in addition to any other remedies that may be available to Tenant), upon payment of any past due rent, fees and/or charges payable by Tenant, terminate this Lease by delivering written notice of termination to Landlord.

                  C. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Premises, or personal property (building contents) within the building and/or Premises, for any reason regardless of cause or origin if such loss and/or damage is covered by a policy of insurance for the benefit of the party suffering any such loss and/or damage. Each party to this Lease agrees immediately after execution of this Lease to give every insurance company, which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph, and if necessary, to have the insurance policies properly endorsed.

         12. LIABILITY AND INDEMNIFICATION. Except for any claims, rights of recovery and causes of action against Landlord which Tenant has expressly released, Landlord shall hold Tenant harmless and defend Tenant against any and all claims or liability for any injury or damage to any person in, on or about the Premises, when such injury or damage shall be caused by the act, neglect, negligence, fault of, or omission of any duty with respect to the same by Landlord, its agents, servants, employees or invitees. Except for any claims, rights of recovery and causes of action against Tenant which Landlord has expressly released, Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person in, on or about the Premises, when such injury or damage shall be caused by the act, neglect, negligence, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees. The provisions of this Paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

         13.  USE.  The  Premises   shall  be  used  only  for  the  purpose  of
manufacturing, receiving, storing, shipping and selling products, materials and merchandise made and/or distributed by Tenant and for
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such other lawful purposes as may be directly incidental  thereto.  Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and promptly shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with the Premises.

         14. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours to inspect the Premises. During the period that is three (3) months prior to the end of the Lease term, upon telephonic notice to Tenant, Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises. In addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available.

         15. ASSIGNMENT AND SUBLETTING. Tenant shall have the right to assign, sublet, transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord. Any assignee, sublessee or transferee of Tenant's interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as "Transferees"), shall be obligated to perform all obligations of Tenant under this Lease to the extent of such assignment or sublease. If such Transferee causes the occurrence of an event of default then Landlord shall look solely to such Transferee with respect to such default.

         16. CONDEMNATION. If more than eighty percent (80%) of the Premises are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and, the taking prevents or materially interferes with the use of the Premises for the purpose for which they were leased to Tenant, then upon notice from Tenant to Landlord, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than eighty percent (80%) of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's fixtures and improvements, if a separate award for such items is made to Tenant.

         17. HOLDING OVER. At the termination of this Lease by its
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expiration or otherwise, Tenant immediately shall deliver possession to Landlord with all cleaning, repairs and maintenance required herein to be performed by Tenant completed. If, for any reason, Tenant retains possession of the Premises after the expiration or termination of the Lease, unless the parties hereto otherwise agree in writing, such possession shall be subject to termination by either Landlord or Tenant at any time upon not less than ten (10) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during such period.

         18. QUIET ENJOYMENT. Landlord covenants that it holds good title to the Premises. Landlord has the authority to enter into this Lease and so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

         19. EVENTS OF DEFAULT. The following events (herein individually referred to as "event of default") each shall be deemed to be events of nonperformance by Tenant under this Lease:

                  A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of thirty (30) days after Tenant receives written notice of such default.

                  B. Tenant shall fail to discharge any lien placed upon the Premises hereof by Tenant within forty-five (45) days after any such lien or encumbrance is filed against the Premises.

                  C. Tenant shall fail to comply with any term, provision or covenant of this Lease and shall not cure such failure within sixty (60) days after written notice thereof to Tenant.

         20.  REMEDIES

                  A. Upon each occurrence of an event of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand: (1) terminate this Lease; and/or (2) enter upon and take possession of the Premises without terminating this Lease; and/or (3) alter all locks and other security devices at the Premises with or without terminating this Lease, and pursue, at Landlord's option, one or more remedies pursuant to this Lease and in any such event Tenant immediately shall surrender the Premises to Landlord, and if Tenant fails so to do, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof.
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                  B. If Landlord  terminates this Lease,  and/or repossesses the
Premises with or without termination of this Lease, Tenant shall only be liable for and shall pay to Landlord, the sum of all rental and other payments owed to Landlord hereunder accrued to the date of such termination.

                  C. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not preclude Landlord from the exercise of any one or more other remedies and shall not be deemed to be an acceptance of surrender of the Premises by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to the Lease at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default.

                  D. In the event of termination and/or repossession of the Premises for an event of default, Landlord shall use reasonable efforts to relet the Premises and to collect rental after reletting.

         21. LANDLORD DEFAULT; TENANT RIGHT TO CANCEL. If Landlord fails to perform any of its obligations hereunder within ten (10) days after written notice from Tenant specifying such failure, and/or if Tenant has a demonstrable financial reversal (hereinbelow defined), Tenant shall have the right to terminate this Lease upon written notice to Landlord. In addition, in the event of any default hereunder by Landlord, Tenant shall have the right to bring an action for damages and/or other suitable relief. As used herein the term "demonstrable financial reversal" means any financial or business reversal which Tenant encounters, for which Tenant can provide written documentation and which reversal, as Tenant shall determine, prevents and/or substantially interferes with Tenant's ability to fulfill its obligations under this Lease.

         22. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now constituting a lien or charge upon the Premises or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgage, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust.

         23. MECHANIC'S LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord or Tenant in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant,
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including those who may furnish  materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises at the request of Tenant. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

         24. MISCELLANEOUS.

                  A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

                  B. The terms, provisions and covenants and conditions contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties's hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Premises.

                  C. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the Landlord.

                  D. This Lease constitutes the entire understanding and agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

                  E. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the
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intention  of the parties  hereto that the  remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

                  F. Landlord shall, upon demand by Tenant execute and deliver to Tenant for recording, a written notice as to the existence and terms of this Lease, in form and content acceptable to Tenant.

                  G. Time is of the essence of this Lease and each provision thereof.

         25. NOTICES. Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivering of any notice or the making any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

                  A. All rent and other repayments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

                  B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address as Tenant may specify from time to time by written notice delivered in accordance herewith.

                  C. Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

         26. ATTORNMENT. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust covering the Premises, or in the event of any deed-in-lieu transaction with respect to the Premises, the Tenant shall attorn to the Purchaser upon any such foreclosure or sale and recognize such Purchaser as the Landlord under this Lease.

         27. GOVERNING LAW, VENUE. This Lease shall be governed and
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construed in accordance  with the laws of the State of Arizona.  In the event of any action brought to enforce this Lease, the parties hereto agree that the jurisdiction and venue for such action shall be the federal and state courts, as applicable, located in Phoenix, Maricopa County, Arizona.

         EXECUTED BY LANDLORD, this 1st day of December, 1994.


                                        LANDLORD:

                                        D&D DEVELOPMENT CO., an Arizona
                                        general partnership


                                        By: /s/ T. Dooley
                                            Thomas E. Dooley, Jr.
                                            Its: General Partner

                                        LANDLORD'S ADDRESS:

                                        9319 North 94th Way
                                        Scottsdale, Arizona  85285



         EXECUTED BY TENANT, this 1st day of December, 1994.


                                        TENANT:

                                        THE ANTIGUA GROUP, INC., a Nevada
                                        corporation



                                        By: /s/ T. Dooley
                                            Thomas E. Dooley, Jr.
                                            Its: Chairman of the Board

                                        TENANT'S ADDRESS:

                                        9319 North 94th Way
                                        Scottsdale, Arizona  85285
                                       10